UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010

National American University Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16, Suite 200 Rapid City, SD	57701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director. On March 18, 2010, National American University Holdings, Inc. (the “Company”) announced that H. Edward Yelick has been appointed to the Company’s Board of Directors, effective March 12, 2010. Mr. Yelick was elected to fill a newly created position on the Company’s Board of Directors. Mr. Yelick will serve on the Board’s Compensation and Corporate Governance and Nominating Committees.

Mr. Yelick has served as a member of National American University’s Board of Governors for the past 15 years. Mr. Yelick retired in 1994 from Personal Representatives, Inc., a lobbying firm, which he formed in 1987. From 1954 to 1985, he held a variety of positions with U.S. West Communications, Inc., where his last position was assistant vice-president of public affairs. He has served as a member of the board of the Rapid City Regional Hospital where he was a constituent on the compliance and audit committee and the investment committee.

A copy of the press release announcing Mr. Yelick’s appointment to the Board is attached to this report as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape

Ronald L. Shape, Chief Executive Officer

Date: March 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 18, 2010

4